FIRST AMENDMENT

THIS FIRST AMENDMENT dated as of April 18, 2006 (this “Amendment”) is to the Second Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of September 8, 2004 among UNITED AUTO GROUP, INC. (the “Company”), various financial institutions (the “Lenders”) and DAIMLERCHRYSLER FINANCIAL SERVICES AMERICAS LLC (formerly DaimlerChrysler Services North America LLC), as agent for the Lenders (the “Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined in the Credit Agreement.

WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects;

WHERAS, the parties hereto agree that the terms of this Amendment shall be effective as of March 1, 2006;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1 AMENDMENT. Effective as of March 1, 2006, the definition of “Interest Rate” in Section 1.1 of the Credit Agreement shall be amended to read in its entirety as follows:

Interest Rate means, for each day, a rate per annum equal to the sum of (a) (i) in the case of any day from and including the first day of each calendar month through and including the 15th day of such calendar month, the LIBO Rate for the first day of such calendar month and (ii) in the case of any day from and including the 16th day of each calendar month through and including the last day of such calendar month, the LIBO Rate for the 16th day of such calendar month (the rate set forth in this clause (a) being the “Base LIBO Rate”) plus (b)(i) for the amount of Revolving Loans that is less than or equal to the Borrowing Base, a margin of two and one-half percent (2.50%) per annum, (ii) for the amount of Revolving Loans that exceeds the Borrowing Base by less than $100,000,000, a margin of three percent (3.00%) per annum and (iii) for the amount of Revolving Loans that exceeds the Borrowing Base by an amount equal to or more than $100,000,000, a margin of three and one-half percent (3.50%) per annum (with the determination of such Borrowing Base to be effective as of the first day of the calendar month during which the applicable Borrowing Base Certificate is delivered). Notwithstanding the foregoing, at any time an Event of Default exists, the applicable margin shall be increased by two percent (2.00%) per annum. For purposes of this definition, “LIBO Rate” means, for each date of calculation, (1) the rate of interest (rounded upwards, if necessary, to the next 1/16th of 1%) published in The Wall Street Journal (Midwest Edition) on such day (or the immediately preceding Business Day, if such date is not a Business Day) in its “Money Rates” column as the one-month London Interbank Offered Rate for Dollar-denominated deposits (if The Wall Street Journal ceases to publish such a rate or substantially changes the methodology used to determine such rate, then the rate shall be the rate of interest (rounded upwards, if necessary, to the next 1/16th of 1%) published by Reuters Monitor Rates Service on such day (or the immediately preceding Business Day, if such date is not a Business Day) as the one-month London Interbank Offered Rate for Dollar-denominated deposits or (2) if such rate is not published or available, such rate as shall be otherwise independently determined by the Agent on a basis substantially similar to the methodology used by The Wall Street Journal on the date of this Agreement.

SECTION 2 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agent and the Lenders that: (a) the representations and warranties made in Section 8 of the Credit Agreement are true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent relating solely to an earlier date, in which case they were true and correct as of such earlier date); (b) no Event of Default or Unmatured Event of Default exists or will result from the execution of this Amendment; (c) no event or circumstance has occurred since the Effective Date that has resulted, or would reasonably be expected to result, in a Material Adverse Effect; (d) the execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the “Amended Credit Agreement”) (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary approval from any governmental authority and (iv) do not and will not contravene or conflict with any provision of any law, rule or regulation or any order, decree, judgment or award which is binding on the Company or any of its Subsidiaries or of any provision of the certificate of incorporation or bylaws or other organizational documents of the Company or of any agreement, indenture, instrument or other document which is binding on the Company or any of its Subsidiaries; and (e) the Amended Credit Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

SECTION 3 EFFECTIVENESS. The amendment set forth in Section 1 above shall become effective as of the date hereof when the Agent shall have received (a) a counterpart of this Amendment executed by the Company and the Required Lenders (or, in the case of any party other than the Company from which the Agent has not received a counterpart hereof, facsimile confirmation of the execution of a counterpart hereof by such party) and (b) each of the following documents, each in form and substance satisfactory to the Agent:

3.1 Reaffirmation. A counterpart of the Reaffirmation of Loan Documents, substantially in the form of Exhibit A, executed by each Loan Party other than the Company.

3.2 Other Documents. Such other documents as the Agent or any Lender may reasonably request.

SECTION 4 MISCELLANEOUS.

4.1 Continuing Effectiveness, etc. As hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. All references in the Credit Agreement, the Notes, each other Loan Document and any similar document to the “Credit Agreement” or similar terms shall refer to the Amended Credit Agreement.

4.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

4.3 Expenses. The Company agrees to pay the reasonable costs and expenses of the Agent (including reasonable fees and disbursements of counsel, including, without duplication, the allocable costs of internal legal services and all disbursements of internal legal counsel) in connection with the preparation, execution and delivery of this Amendment.

4.4 Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of New York applicable to contracts made and to be wholly performed within the State of New York.

4.5 Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Delivered as of the day and year first above written.

UNITED AUTO GROUP, INC.

By: /s/ James R. Davidson
Title: Executive Vice President

DAIMLERCHRYSLER FINANCIAL SERVICES AMERICAS LLC, as

Agent, as Issuing Lender and as a Lender

By: /s/ Janet B. Toronski
Title: VP –National Account

TOYOTA MOTOR CREDIT CORPORATION,

as a Lender

By: /s/ M. Owens
Title: National Accounts

EXHIBIT A

FORM OF REAFFIRMATION

as of April __, 2006

DaimlerChrysler Financial Services
Americas LLC, as Agent
and the Lenders party
to the Second Amended and Restated Credit Agreement
referred to below
27777 Inkster Road
Farmington Hills, Michigan 48334
Attn: Michele Nowak

Re: Reaffirmation of Loan Documents

Ladies and Gentlemen:

Please refer to:

(a) The Second Amended and Restated Security Agreement dated as of September 8, 2004 (the “Security Agreement”) among United Auto Group, Inc. (the “Company”), its subsidiaries and DaimlerChrysler Financial Services Americas LLC (formerly DaimlerChrysler Services North America LLC) in its capacity as Agent (in such capacity, the “Agent”);

(b) The Guaranty dated as of October 8, 1999 (the “Guaranty”) executed in favor of the Agent and various other parties by all subsidiaries of the Company; and

(c) The Pledge Agreement dated as of October 8, 1999 (the “Pledge Agreement”) executed by the Company and certain of its subsidiaries.

Each of the undersigned acknowledges that the Company, the Lenders and the Agent have executed the First Amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement dated as of September 8, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not otherwise defined herein have the meanings given in the Credit Agreement.

Each of the undersigned hereby confirms that the Security Agreement, the Guaranty, the Pledge Agreement and each other Loan Document to which such undersigned is a party remains in full force and effect after giving effect to the effectiveness of the Amendment and that, upon such effectiveness, all references in each Loan Document to the “Credit Agreement” shall be references to the Credit Agreement, as amended by the Amendment.

This letter agreement may be signed in counterparts and by the various parties on separate counterparts. This letter agreement shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

ATLANTIC AUTO FUNDING CORPORATION

ATLANTIC AUTO SECOND FUNDING CORPORATION

ATLANTIC AUTO THIRD FUNDING CORPORATION

AUTO MALL PAYROLL SERVICES, INC.

BRETT MORGAN CHEVROLET-GEO, INC.

CJNS, LLC

CLASSIC AUTO GROUP, INC.

CLASSIC IMPORTS, INC.

CLASSIC MANAGEMENT COMPANY, INC.

CLASSIC TURNERSVILLE, INC.

COVINGTON PIKE DODGE, INC.

DAN YOUNG CHEVROLET, INC.

DIFEO PARTNERSHIP, LLC

EUROPA AUTO IMPORTS, INC.

FLORIDA CHRYSLER-PLYMOUTH, INC.

FRN OF TULSA, LLC

GENE REED CHEVROLET, INC.

GMG MOTORS, INC.

GOODSON NORTH, LLC

GOODSON PONTIAC GMC, LLC

GOODSON SPRING BRANCH, LLC

HBL, LLC

HT AUTOMOTIVE, LTD.

JS IMPORTS, LLC

KMPB, LLC

KMT/UAG, INC.

LANDERS AUTO SALES, LLC

LANDERS BUICK-PONTIAC, INC.

LANDERS FORD NORTH, INC.

LANDERS NISSAN, LLC

LANDERS UNITED AUTO GROUP NO. 2, INC.

LATE ACQUISITION I, LLC

LATE ACQUISITION II, LLC

LMNS, LLC

LRP, LTD.

MICHAEL CHEVROLET-OLDSMOBILE, INC.

MOTORCARS ACQUISITION II, LLC

MOTORCARS ACQUISITION III, LLC

MOTORCARS ACQUISITION IV, LLC

MOTORCARS ACQUISITION V, LLC

MOTORCARS ACQUISITION VI, LLC

MOTORCARS ACQUISITION, LLC

NISSAN OF NORTH OLMSTED, LLC

PALM AUTO PLAZA, LLC

PEACHTREE NISSAN, INC.

PMRC, LLC

REED-LALLIER CHEVROLET, INC.

RELENTLESS PURSUIT ENTERPRISES, INC.

SA AUTOMOTIVE, LTD.

SAU AUTOMOTIVE, LTD.

SCOTTSDALE FERRARI, LLC

SCOTTSDALE JAGUAR, LTD.

SCOTTSDALE MANAGEMENT GROUP, LTD.

SIGMA MOTORS INC.

SK MOTORS, LTD.

SL AUTOMOTIVE, LTD.

SOMERSET MOTORS, INC.

SUN MOTORS, LTD.

THE NEW GRACELAND DODGE, INC.

TRI-CITY LEASING, INC.

UAG ATLANTA IV MOTORS, INC.

UAG CAPITOL, INC.

UAG CAROLINA, INC.

UAG CENTRAL FLORIDA MOTORS, LLC

UAG CENTRAL NJ, LLC

UAG CENTRAL REGION MANAGEMENT, LLC

UAG CERRITOS, LLC

UAG CHCC, INC.

UAG CHEVROLET, INC.

UAG CLASSIC, INC.

UAG CLOVIS, INC.

UAG CONNECTICUT I, LLC

UAG CONNECTICUT, LLC

UAG DULUTH, INC.

UAG EAST, LLC

UAG ESCONDIDO A1, INC.

UAG ESCONDIDO H1, INC.

UAG ESCONDIDO M1, INC.

UAG FAIRFIELD CA, LLC

UAG FAIRFIELD CM, LLC

UAG FAIRFIELD CP, LLC

UAG FAYETTEVILLE I, LLC

UAG FAYETTEVILLE II, LLC

UAG FAYETTEVILLE III, LLC

UAG FINANCE COMPANY, INC.

UAG GD, LTD.

UAG GN, LTD.

UAG GP, LTD

UAG GRACELAND II, INC.

UAG GW, LTD.

UAG HOUSTON ACQUISITION, LTD.

UAG HUDSON, INC.

UAG INTERNATIONAL HOLDINGS, INC.

UAG KISSIMMEE MOTORS, INC.

UAG LANDERS SPRINGDALE, LLC

UAG LOS GATOS, INC.

UAG MARIN, INC.

UAG MEMPHIS II, INC.

UAG MEMPHIS MANAGEMENT, INC.

UAG MEMPHIS IV, INC.

UAG MENTOR ACQUISITION, LLC

UAG MICHIGAN CADILLAC, LLC

UAG MICHIGAN H1, LLC

UAG MICHIGAN H2, LLC

UAG MICHIGAN HOLDINGS, INC.

UAG MICHIGAN PONTIAC-GMC, LLC

UAG MICHIGAN T1, LLC

UAG MICHIGAN TMV, LLC

UAG NANUET I, LLC

UAG NANUET II, LLC

UAG NEVADA LAND, LLC

UAG NORTHEAST BODY SHOP, INC.

UAG NORTHEAST, LLC

UAG OLDSMOBILE OF INDIANA, LLC

UAG PHOENIX VC, LLC

UAG REALTY, LLC

UAG ROYAL PALM, LLC

UAG SAN DIEGO A1, INC.

UAG SAN DIEGO H1, INC.

UAG SAN DIEGO JA, INC.

UAG SOUTHEAST, INC.

UAG SPRING, LLC

UAG STEVENS CREEK II, INC.

UAG SUNNYVALE, INC.

UAG TEXAS II, INC.

UAG TEXAS, LLC

UAG TORRANCE, INC.

UAG TULSA HOLDINGS, LLC

UAG TULSA VC, LLC

UAG TURNERSVILLE MOTORS, LLC

UAG TURNERSVILLE REALTY, LLC

UAG VC II, LLC

UAG VK, LLC

UAG WEST BAY AM, LLC

UAG WEST BAY FM, LLC

UAG WEST BAY IA, LLC

UAG WEST BAY IAU, LLC

UAG WEST BAY IB, LLC

UAG WEST BAY II, LLC

UAG WEST BAY IL, LLC

UAG WEST BAY IM, LLC

UAG WEST BAY IP, LLC

UAG WEST BAY IV, LLC

UAG WEST BAY IW, LLC

UAG WEST, LLC

UAG YOUNG II, INC.

UAG-CARIBBEAN, INC.

UNITED AUTO GROUP, INC.

UNITED AUTO LICENSING, LLC

UNITED AUTOCARE PRODUCTS, LLC

UNITED AUTO SCOTTSDALE PROPERTY HOLDINGS, LLC

UNITED NISSAN, INC., A GEORGIA CORPORATION

UNITED NISSAN, INC., A TENNESSEE CORPORATION

UNITED RANCH AUTOMOTIVE, LLC

UNITEDAUTO DODGE OF SHREVEPORT, INC.

UNITEDAUTO FIFTH FUNDING INC.

UNITEDAUTO FINANCE INC.

UNITEDAUTO FOURTH FUNDING INC.

WEST PALM AUTO MALL, INC.

WEST PALM NISSAN, LLC

WESTBURY SUPERSTORE, LTD.

WTA MOTORS, LTD.

YOUNG MANAGEMENT GROUP, INC.

UAG TULSA JLM, LLC

UNITED FORD SOUTH, LLC

UNITED FORD NORTH, LLC

UNITED FORD BROKEN ARROW, LLC

DEALER ACCESSORIES, LLC

UAG WEST BAY IN, LLC

UAG SAN DIEGO AU, INC.

UAG SAN DIEGO MANAGEMENT, INC.

By:
Title:

CLASSIC MOTOR SALES, LLC

CLASSIC ENTERPRISES, LLC

By: United Auto Group, Inc.

Member

By:
Title: Executive Vice President – Finance

CLASSIC NISSAN OF TURNERSVILLE, LLC

By: Classic Management Company, Inc.

Member

By:
Title: Assistant Treasurer

DAN YOUNG MOTORS, LLC

By: DAN YOUNG CHEVROLET, INC.

Member

By:
Title: Assistant Treasurer

SHANNON AUTOMOTIVE, LTD.

By: UAG TEXAS, LLC

a general partner

By:
Title: Treasurer

UAG CITRUS MOTORS, LLC

By: United Auto Group, Inc.

Member

By:
Title: Executive Vice President — Finance

YOUNG AUTOMOTIVE HOLDINGS, LLC

UAG YOUNG AUTOMOTIVE GROUP, LLC
D. YOUNG CHEVROLET, LLC

By: United Auto Group, Inc., Member

By:
Title: Executive Vice President — Finance

LANDERS FORD, INC
NATIONAL CITY FORD, INC.

CENTRAL FORD CENTER, INC.
UAG/PFS, INC.

By:
Title:  Assistant Treasurer

COUNTY AUTO GROUP PARTNERSHIP
DANBURY AUTO PARTNERSHIP
DIFEO CHRYSLER PLYMOUTH JEEP
EAGLE PARTNERSHIP
DIFEO HYUNDAI PARTNERSHIP
DIFEO LEASING PARTNERSHIP
DIFEO NISSAN PARTNERSHIP
DIFEO TENAFLY PARTNERSHIP
HUDSON MOTOR PARTNERSHIP

OCT PARTNERSHIP
SOMERSET MOTORS PARTNERSHIP

By: DIFEO PARTNERSHIP, INC.

a general partner

By:
Title:  Assistant Treasurer

ACKNOWLEDGED AND AGREED
as of the date first written above

DAIMLERCHRYSLER FINANCIAL SERVICES
AMERICAS, LLC, as Agent

By:
Title: